SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 4, 2004
Date of Report (Date of earliest event reported)

McKESSON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13252	94-3207296
(Commission File Number)	(IRS Employer Identification No.)

McKesson Plaza
One Post Street, San Francisco, CA 94104
Address of Principal Executive Offices

Registrant’s telephone number, including area code:     (415) 983-8300

Item 5. Other Events and Required FD Disclosure.

Employment Litigation Verdict

On May 3, 2004, a Yolo County, California jury rendered a $15 million punitive damages verdict against McKesson Corporation (the “Company”) in an employment action entitled Charlene Roby vs. McKesson Corporation, (Action No. CV 01-573). The punitive damages verdict followed the same jury’s April 30, 2004, award of $3.5 million in compensatory damages against the Company on plaintiff’s claims of wrongful termination, disability discrimination and harassment. An additional $500,000 was awarded against an employee of the Company. The Company believes that these verdicts are not supported by the facts or the law and intends to vigorously pursue all available options to reverse or reduce these verdicts, including appeal, if necessary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

Date: May 4, 2004	By:	/s/ Ivan D. Meyerson

Ivan D. Meyerson Executive Vice President, General Counsel and Secretary

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